EXHIBIT 99.1

VisionWave Acquires QuantumSpeed™: A

Pre-Commercial Computational Acceleration Engine Currently in Proof-of-Concept Phase Designed to Collapse Decision Latency

$99.6 Million Independent IP Valuation by BDO Consulting Group| Development Program Enters Proof-of-Concept and Architecture Phase, including a fairness opinion by BDO Consulting Group to the Company Board which approved the deal unanimously.

WEST HOLLYWOOD, CA — January 7, 2026 — VisionWave Holdings, Inc. (Nasdaq: VWAV) today announced the acquisition of QuantumSpeed™, an early-stage, pre-commercial computational acceleration engine that is intended to explore new approaches to execute complex computations under extreme time constraints.

QuantumSpeed is not yet a commercial product. The technology is currently in a proof-of-concept and system architecture phase, where core mathematical, algorithmic, and architectural principles have been defined and validated at a prototype level. VisionWave is initiating a focused development program to advance the engine toward production-grade deployment. There can be no assurance that the technology will advance beyond the current proof-of-concept phase, achieve targeted performance metrics, or ever result in a commercial product. Development involves substantial technical, financial, and regulatory risks.

An independent third-party valuation by BDO Consulting Group assessed the QuantumSpeed intellectual property at approximately $99.6 million as of December 31, 2025, based on certain assumptions regarding future development success, market adoption, and discount rates. This valuation is not a guarantee of realizable value and is subject to significant risks, including potential impairment if development milestones are not met. The Company’s Board was provided also with a fairness opinion by BDO Consulting Group for the structure and the value of the transaction.

Why QuantumSpeed Matters

Across defense, autonomous systems, AI infrastructure, and critical analytics, the limiting factor is no longer data collection — it is decision latency.

Modern systems often possess the data needed to act, yet remain constrained by the time required to compute meaning, relevance, and confidence. In contested or time-critical environments, minutes of computation can render perfect information operationally useless.

QuantumSpeed seeks to attack this problem at its root.

Rather than accelerating hardware or brute-forcing larger compute loads, QuantumSpeed restructures computation itself — using a Hybrid Successive Approximation (H-SA) framework that focuses processing power on the most decision-critical portions of a problem, while suppressing computational paths that contribute little to final outcomes.

The objective is potential incremental optimization — and, if successful, could represent a step-change in decision velocity. No assurances can be given that these objectives will be achieved.

Illustrative Defense and Sensing Scenarios (For Demonstration Purposes Only)

While the technology remains under development and subject to further validation, illustrative scenarios under evaluation include:

●	Radar or RF systems that could assess complex signal environments in seconds rather than minutes

●	Early-warning or situational-awareness systems that may compress threat-evaluation timelines from retrospective analysis into live operational relevance

●	Autonomous platforms that could dynamically re-plan missions under degraded or contested conditions

●	AI systems that may execute computationally heavy inference or optimization tasks with substantially reduced latency

These examples are for demonstration and conceptual purposes only and do not represent guarantees, finalized performance metrics, or commercial claims. These scenarios are hypothetical and illustrative only; no prototypes have demonstrated these performance levels, and actual results, if any, may vary materially or not materialize at all.

Demonstration Preview

To illustrate the architectural concept behind QuantumSpeed, the Company has prepared a conceptual demonstration video showcasing how the engine prioritizes computation in latency-sensitive scenarios. This demonstration is simulated/conceptual only and does not reflect operational performance or tested results.

Demonstration video (for illustration only):

https://vimeo.com/1149815873?share=copy&fl=sv&fe=ci

This demonstration is non-operational, non-productized, and intended solely to convey architectural principles.

Commercial and Dual-Use Applications

While QuantumSpeed’s initial focus is on defense, sensing, and autonomous systems, VisionWave believes the underlying architecture has broad, cross-industry applicability, including but not limited to:

●	Defense and national security systems

●	Autonomous vehicles and robotics

●	Edge AI and embedded intelligence

●	Cybersecurity and cryptographic acceleration

●	Financial analytics and high-frequency decision systems

●	Industrial automation and real-time control

●	Large-scale AI inference and optimization pipelines

Because QuantumSpeed is designed as a software-only computational layer, it is intended to operate across existing hardware environments, which the Company believes would enable adoption without wholesale infrastructure replacement.

Transaction Structure and Execution Discipline

At closing, VisionWave acquired 100% of the QuantumSpeed intellectual property assets, which will be transferred into a newly formed, wholly owned subsidiary.

As previously disclosed, transaction consideration includes:

●	3,000,000 shares of VisionWave common stock issued at closing

●	A $10 million promissory note

●	7,000,000 additional shares subject to shareholder approval under applicable Nasdaq rules

A structured equity pledge mechanism has been implemented to align incentives and protect execution, with defined remedies if shareholder approval is not obtained within the prescribed timeframe. Full details are provided in VisionWave’s Current Report on Form 8-K filed with the SEC.

Focused U.S.-Based Development Program

Subject to raising the required capital, of which there is no guarantee, VisionWave plans to fund up to $10 million in U.S.-based development over the next 6–12 months. This investment is intended to support:

●	Architectural hardening

●	Algorithmic refinement

●	Systems integration

●	Independent benchmarking and validation

This phase is explicitly designed to advance the technology from proof-of-concept to production-ready architecture, not to commercial deployment.

Leadership Commentary

“We believe this acquisition has the potential to contribute to redefining the time dimension of intelligence,” said Douglas Davis, Executive Chairman of VisionWave. “QuantumSpeed is intended to explore ways to break that wall between sensing and action — the space where outcomes are decided.”

“Every advanced system today eventually runs into the same wall: computation takes too long,” said Dr. Danny Rittman VisionWave’s CTO. “QuantumSpeed is designed to break that wall — not by adding more hardware, but by changing how computation itself is approached.”

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (NASDAQ: VWAV) is focused on advanced sensing, autonomy, and AI-driven systems for defense and security applications. VisionWave Technologies, Inc. develops proprietary radio-frequency sensing and imaging technologies designed to enable real-time detection, decision support, and situational awareness across complex operational environments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding technological feasibility of QuantumSpeed, development delays or failures, inability to achieve performance goals, IP valuation impairment, shareholder approval risks, potential inability to integrate or commercialize the technology, development timelines, integration plans, potential applications, and future commercial prospects of the QuantumSpeed technology. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including development challenges, validation outcomes, integration risks, regulatory and shareholder approval requirements, market acceptance, and competitive factors. VisionWave undertakes no obligation to update any forward-looking statements, except as required by law.

Investor Contact: investors@vwav.inc

Website: https://www.vwav.inc